Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Dexter Congbalay (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO, OR TO ANY PERSON LOCATED OR RESIDENT IN, ANY JURISDICTION WHERE IT IS UNLAWFUL TO RELEASE, PUBLISH OR DISTRIBUTE THIS DOCUMENT. PERSONS INTO WHOSE POSSESSION THIS DOCUMENT COMES ARE REQUIRED BY THE COMPANY, THE DEALER MANAGERS AND THE TENDER AGENT TO INFORM THEMSELVES ABOUT, AND TO OBSERVE, ANY SUCH RESTRICTIONS.

Mondelēz International Announces Pricing and Preliminary Results for its Previously Announced Tender Offer

DEERFIELD, Ill. – November 25, 2015 – Mondelēz International, Inc. (formerly known as Kraft Foods Inc.) announces today pricing and the results for its previously announced tender offer (the “Offer”) for its outstanding £350,000,000 7.25 per cent. Notes due July 2018 (ISIN: XS0377058614) (the “Notes”).

The Offer was made on the terms and subject to the conditions set out in the Tender Offer Memorandum dated November 17, 2015 (the “Tender Offer Memorandum”).

Copies of the Tender Offer Memorandum are available from the Tender Agent as set out below and on the Company’s website at www.mondelezinternational.com/investors. Capitalized terms used in this announcement but not defined have the meanings given to them in the Tender Offer Memorandum.

The consideration to be paid in the Offer for the Notes validly tendered (and not validly revoked) has been determined in the manner described in the Tender Offer Memorandum by reference to a fixed spread of +85 bps over the yield to maturity of the Benchmark Reference Security specified in the table below and in the Tender Offer Memorandum (the “Yield”). The principal amount of the Notes that were validly tendered (and not validly revoked) prior to 16:00 hours (London time) / 11:00 hours (New York City time) on November 24, 2015 (the “Expiration Deadline”) are also outlined in the table below.

Company	Notes	ISIN	Amount Outstanding	Benchmark Reference Security	Fixed Spread	Purchase Price per £1,000 principal amount of Notes	Percent of Amount Outstanding Tendered
Mondelēz International, Inc.	£350,000,000 7.25%. Notes due July 2018	XS0377058614	£350,000,000	1.250 per cent. UK Treasury Gilt due 2018 (ISIN: GB00B8KP6M44)	+85 bps	£1,143.38	70.61%

Subject to the terms and conditions of the Tender Offer Memorandum, the Company expects that it will accept for purchase all Notes validly tendered (and not validly revoked) and will pay the Purchase Price referenced above on the Settlement Date, which is expected to be no later than November 30, 2015. In addition, the Company will pay an amount equal to any accrued and unpaid interest on the relevant Notes from, and including, the interest payment date for the Notes immediately preceding the Settlement Date up to, but excluding, the Settlement Date.

In addition, Noteholders who have delivered notices of guaranteed delivery prior to the Expiration Deadline are required to deliver Tender Instruction to the Tender Agent on or before 16:00 hours (London time) / 11:00 hours (New York City time) on November 30, 2015. As of the Expiration Deadline, no notices of guaranteed delivery were delivered to the Tender Agent.

Noteholders are advised to read carefully the Tender Offer Memorandum for full details of and information on the procedures for participating in the Offer.

Barclays Bank PLC, Goldman Sachs International and HSBC Bank plc are acting as Dealer Managers for the Offer and Citibank N.A., London Branch is acting as Tender Agent.

Questions and requests for assistance in connection with the Offer may be directed to the Lead Dealer Managers.

Lead Dealer Managers
Barclays Bank PLC 5 The North Colonnade Canary Wharf London E14 4BB United Kingdom Telephone: +44 (0) 20 3134 8515 Attention: Liability Management Group Email: eu.lm@barclays.com

Goldman Sachs International

Peterborough Court

133 Fleet Street

London EC4A 2BB

United Kingdom

Telephone: +44 (0) 20 7774 9862

Attention: Liability Management Group

Email: liabilitymanagement.eu@gs.com

Co-Dealer Manager

HSBC Bank plc

8 Canada Square

Canary Wharf

London E14 5HQ

United Kingdom

Questions and requests for assistance in connection with the delivery of Tender Instructions may be directed to the Tender Agent.

Tender Agent

Citibank N.A., London Branch

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Telephone: +44 20 7508 3867

Attention: Exchange Team

Email: exchange.gats@citi.com

DISCLAIMER This announcement must be read in conjunction with the Tender Offer Memorandum. This announcement and the Tender Offer Memorandum contain important information which should be read carefully before any decision is made with respect to the Offer. If you are in any doubt as to the contents of this announcement or the Tender Offer Memorandum or the action you should take, you are recommended to seek your own financial and legal advice, including as to any tax consequences, immediately from your broker, bank manager, solicitor, accountant or other independent financial or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Offer. None of the Dealer Managers, the Tender Agent and the Company makes any recommendation as to whether Noteholders should tender Notes for purchase pursuant to the Offer.

None of the Dealer Managers, the Tender Agent and any of their respective directors, officers, employees, agents or affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Company, the Notes or the Offer contained in this announcement or in the Tender Offer Memorandum. None of the Dealer Managers, the Tender Agent and any of their respective directors, officers, employees, agents or affiliates is acting for any Holder, or will be responsible to any Holder for providing any protections which would be afforded to its clients or for providing advice in relation to the Offer, and accordingly none of the Dealer Managers, the Tender Agent and any of their respective directors, officers, employees, agents or affiliates assumes any responsibility for any failure by the Company to disclose information with regard to the Company or the Notes which is material in the context of the Offer and which is not otherwise publicly available.

OFFER AND DISTRIBUTION RESTRICTIONS

Neither this announcement nor the Tender Offer Memorandum constitutes an invitation to participate in the Offer in any jurisdiction in which, or to any person to or from whom, it is unlawful to make such invitation or for there to be such participation under applicable securities laws. The distribution of this announcement and the Tender Offer Memorandum in certain jurisdictions may be restricted by law. Persons into whose possession this announcement or the Tender Offer Memorandum comes are required by each of the Company, the Dealer Managers and the Tender Agent to inform themselves about and to observe any such restrictions.

United Kingdom

The communication of this announcement, the Tender Offer Memorandum and any other documents or materials relating to the Offer is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the Financial Services and Markets Act 2000. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)) or persons who are within Article 43(2) of the Financial Promotion Order or any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order.

France

The Offer is not being made, directly or indirectly, to the public in the Republic of France (“France”). Neither this announcement, the Tender Offer Memorandum nor any other documents or materials relating to the Offer have been or shall be distributed to the public in France and only (i) providers of investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers) and/or (ii) qualified investors (investisseurs qualifiés) other than individuals, in each case acting on their own account and all as defined in, and in accordance with, Articles L.411-1, L.411-2 and D.411-1 to D.411-3 of the French Code Monétaire et Financier, are eligible to participate in the Offer. This announcement, the Tender Offer Memorandum and any other document or material relating to the Offer have not been and will not be submitted for clearance to nor approved by the Autorité des marchés financiers.

Italy

None of the Offer, this announcement, the Tender Offer Memorandum or any other documents or materials relating to the Tender Offer have been or will be submitted to the clearance procedure of the Commissione Nazionale per le Società e la Borsa (“CONSOB”).

The Offer is being carried out in the Republic of Italy as exempted offers pursuant to article 101-bis, paragraph 3-bis of the Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and article 35-bis, paragraph 4 of CONSOB Regulation No. 11971 of 14 May 1999.

Noteholders, or beneficial owners of the Notes, can tender some or all of their Notes pursuant to the Offer through authorized persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007, as amended from time to time, and Legislative Decree No. 385 of September 1, 1993, as amended) and in compliance with applicable laws and regulations or with requirements imposed by CONSOB or any other Italian authority.

Each intermediary must comply with the applicable laws and regulations concerning information duties vis-à-vis its clients in connection with the Notes or the Offer.

General

Neither this announcement, the Tender Offer Memorandum nor the electronic transmission thereof constitutes an offer to buy or the solicitation of an offer to sell Notes (and tenders of Notes for purchase pursuant to the Offer will not be accepted from Noteholders) in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer and the Dealer Managers or any of its affiliates is such a licensed broker or dealer in any such jurisdiction, the Offer shall be deemed to be made by the Dealer Managers or such affiliate, as the case may be, on behalf of the Company in such jurisdiction.

Each Noteholder participating in the Offer will be deemed to give certain representations in respect of the jurisdictions referred to above and generally as set out in the Tender Offer Memorandum under the heading “Procedures for Participating in the Offer”. Any tender of Notes for purchase pursuant to the Offer from a Noteholder that is unable to make these representations will not be accepted.

Each of the Company, the Dealer Managers and the Tender Agent reserves the right, in its sole and absolute discretion, to investigate, in relation to any tender of Notes for purchase pursuant to the Offer, whether any such representation given by a Noteholder is correct and, if such investigation is undertaken and as a result the Company determines (for any reason) that such representation is not correct, such tender or submission may be rejected.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is a global snacking powerhouse, with pro forma 2014 revenue of more than $30 billion. Creating delicious moments of joy in 165 countries, Mondelēz International is a world leader in biscuits, chocolate, gum, candy and powdered beverages, with billion-dollar brands such as Oreo, LU and Nabisco biscuits; Cadbury, Cadbury Dairy Milk and Milka chocolate; Trident gum and Tang powdered beverages. Mondelēz International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow us on Twitter at www.twitter.com/MDLZ.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect” and similar expressions are intended to identify our forward-looking statements, including, but not limited to, statements about the terms and conditions of, and completion of, the tender offer. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Please see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.